OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto (each, a “Servicing Agreement”), for which Wells Fargo Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub- Servicer (as reflected on Schedule I hereto) (the “Primary and Limited Primary Sub-Servicer"), the undersigned, Ronald Steffenino, Vice Chairman of Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC Dated: February 22, 2024

dba Newmark

/s/ Ronald Steffenino

Ronald Steffenino

Vice Chairman

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Well Fargo NA

COMM 2014-CCRE20 Mortgage Trust	GSMS Mortgage Securities Trust 2015-GC28
COMM 2015-CCRE24 Mortgage Trust	COMM 2015-CCRE26 Mortgage Trust
GS Mortgage Securities Trust 2015-GC34	COMM 2015-LC23 Mortgage Trust
CFCRE 2016-C3 Mortgage Trust	CFCRE 2016-C4 Mortgage Trust
CFCRE 2016-C6 Mortgage Trust	SG Comm MS 2016-C5 Mortgage Trust
Citigroup 2016-C1 Mortgage Trust	UBS Commercial Mortgage Trust 2017-C4
UBS Commercial Mortgage Trust 2017-C6	CFCRE 2017-C8 Mortgage Trust
UBS Commercial Mortgage Trust 2018-C10	CFCRE 2018-C6 Mortgage Trust
BBCMS Mortgage Trust 2018-C2

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Limited Primary Sub-Servicer for Wells Fargo NA

COMM 2012-CCRE2 Mortgage Trust	COMM 2012-CCRE3 Mortgage Trust
COMM 2012-CCRE4 Mortgage Trust	COMM 2013-CCRE6 Mortgage Trust
COMM 2013-CCRE10 Mortgage Trust	COMM 2013-CCRE12 Mortgage Trust
COMM 2013-CCRE13 Mortgage Trust	COMM 2014-CCRE14 Mortgage Trust
DB CCRE 2014-ARCP	GSMS 2014-GC18
CGMCT 2014-GC19	CGMCT 2014-GC21
GS Mortgage Securities Trust 2015-GC28	COMM 2015-CCRE22 Mortgage Trust
COMM 2014-LC17 Mortgage Trust	COMM 2014-CCRE20 Mortgage Trust
GSMS 2014-GC22	COMM 2014-UBS5 Mortgage Trust
GSMS 2014-GC26	COMM 2015-CCRE24 Mortgage Trust
COMM 2015-CCRE25 Mortgage Trust	COMM 2015-CCRE26 Mortgage Trust
COMM 2016-CCRE28 Mortgage Trust	COMM 2016-CCRE28 Mortgage
GS Mortgage Securities Trust 2015-GC34	BBCCRE TRUST 2015-GTP
COMM 2015-LC23 Mortgage Trust	Citigroup 2016-C1 Mortgage Trust
CFCRE 2016-C3 Mortgage Trust	CFCRE 2016-C4 Mortgage Trust
SG 2016-C5 Mortgage Trust	CFCRE 2016-C6 Mortgage Trust
UBS Commercial Mortgage Trust 2017-C6	UBS Commercial Mortgage Trust 2017-C7
CFCRE 2017 C8	UBS Commercial Mortgage Trust 2018-C10
BBCMS Mortgage Trust 2018-C2	CFCRE 2019 L3
UBS Commercial Mortgage Trust 2019 C18